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                                                                    EXHIBIT 6.24


                        NEUTRAL POSTURE ERGONOMICS, INC.

                               WARRANT AGREEMENT

                               October ___, 1997

Huberman Financial, Inc.
8333 Douglas Avenue, Suite 520
Dallas, Texas  75225

Gentlemen:

       Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), hereby agrees to issue and sell to you, and you hereby agree to purchase from the Company at a purchase price of $10.00, a stock purchase warrant entitling the holder to purchase 133,400 shares of Common Stock, to be evidenced by an instrument in the form attached hereto as Exhibit A (hereinafter referred to as the "Warrant," and the Warrant and all instruments hereafter issued in replacement, substitution, combination or subdivision thereof being hereinafter collectively referred to as the "Warrants"). The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment as provided in Section 7 below. The Warrants will be exercisable by you or any other Warrantholder as to all or any lesser number of shares of Common Stock covered thereby at the per share Purchase Price (as defined below) at any time and from time to time during a four-year period commencing at 9:00 a.m., Dallas time, on that date which is one year after the date hereof and ending at 5:00 p.m., Dallas time, on the fifth anniversary of the date hereof (the "Term").

       The purchase and sale of the Warrant shall take place at such time and place as you and the Company mutually agree, at which time you shall deliver a check for the full purchase price of the Warrant. At such time, the Company will deliver to you such certificates of its officers with respect to this Warrant Agreement and the Warrant as you may reasonably request.

1.     Definitions.

       As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following respective meanings:

       (a) Common Stock. The term "Common Stock" refers to the common stock, par value of $0.01 per share, of the Company and all other securities of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily in the absence of contingency be entitled to vote generally in an election of directors of the Company (even though the right so to vote has been suspended by the occurrence of a contingency).
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       (b)    Other Securities.  The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 7 below or otherwise.

       (c) Purchase Price. The term "Purchase Price" refers to the per share purchase price of the shares of the Underlying Common Stock subject to this Warrant Agreement and the Warrants, as set forth in the form of Warrant attached hereto as Exhibit A, as adjusted pursuant to Section 7 below.

       (d) Act. The term "Act" refers to the Securities Act of 1933, as amended from time to time.

       (e) Commission. The term "Commission" refers to the Securities and Exchange Commission.

       (f) Underlying Common Stock. The term "Underlying Common Stock" refers to the shares of Common Stock (or Other Securities) issuable under this Warrant Agreement and the Warrants pursuant to the exercise, in whole or in part, of the Warrants.

       (g) Warrantholder. The term "Warrantholder" refers to Huberman Financial, Inc. and any transferee or transferees of Huberman Financial, Inc. permitted under Section 3(a) below.

2.     Representations and Warranties.

       The Company represents and warrants to you as follows:

       (a) Incorporation; Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with requisite power and authority (corporate and other) to own its properties and conduct its business as currently conducted, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions, if any, in which it owns or leases properties or in which the conduct of its business requires such qualification.

       (b) Corporate and Other Action. The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver and perform this Warrant Agreement, to execute, issue, sell and deliver the Warrants and a certificate or certificates evidencing the Warrants, to authorize and reserve for issuance and, upon payment from time to time of the Purchase Price, to issue, sell and deliver, the shares of the Underlying Common Stock issuable upon exercise of the Warrants, and to perform all of its obligations under this Warrant Agreement and the Warrants. This Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be

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limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. No authorization, approval, consent or other order of any governmental authority is required for such authorization, issue or sale except to the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable federal and state securities laws.

       (c) No Violation. The execution and delivery of this Warrant Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions of this Warrant Agreement and of the Warrants will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement or any material franchise, license, lease, permit, or any other material agreement, understanding or instrument, or any judgment, decree, order, statute, rule or regulation to which the Company is a party or by which it is bound.

       (d) Validity. The Warrant, when delivered to you, will be duly authorized, executed and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The shares of Underlying Common Stock of the Company, when issued upon exercise of the Warrants, will have been duly authorized for issuance and, when issued in accordance with the terms of this Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of statutory preemptive rights.

3. Representations of Warrantholders. You represent and warrant to the Company that you are an "accredited investor" within the meaning of Regulation D under the Act and that the Warrant and the shares of Underlying Common Stock are being acquired for investment purposes only and not with a view to the distribution or resale thereof. You represent that the Company has informed you that neither this Warrant nor the securities which may be purchased pursuant to this Warrant have been registered with or approved by the Commission under the Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement or an exemption from such registration requirements. You agree that, during the one-year period commencing on the date hereof, the Warrant will not be transferred, sold, assigned or hypothecated, except to (i) persons who are officers or directors of you; (ii) the respective successors to you in a merger or consolidation; (iii) the respective purchasers of all or substantially all of your assets; or (iv) your respective shareholders only in the event you are liquidated or dissolved. You agree not to make any sale or other disposition of either the Warrant or the Underlying Common Stock or Other Securities except pursuant to a registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.





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4.     Registration.

       (a) Piggyback Registrations. If at any time after the first anniversary of the date of this Warrant Agreement and prior to the fifth anniversary hereof the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Warrantholders or the holders of Underlying Common Stock (you and any person who acquires Warrants or Underlying Common Stock in accordance with
Section 3 are collectively referred to in this Section 4 as the "Holders")) any shares of Common Stock or Other Securities under the Act for sale within such four-year period (other than registration for issuance or sale in connection with (i) employee or non-employee director compensation or benefit programs,
(ii) an exchange offer or an offering of securities solely to the existing shareholders or employees of the Company, (iii) an acquisition, merger or other business combination using a registration statement on Form S-4 or any successor or other appropriate or similar form), (iv) a registration statement on Form S-8 or similar form or (v) a shelf registration pursuant to Rule 415 promulgated under the Act) (each such registration with respect to which registration rights shall apply being an "Applicable Registration"), the Company will give prompt written notice (which, in any event, shall be given no less than 30 days prior to the filing of a registration statement with respect to such offering) to the Holders of its intention so to do and, upon the written request of any Holder sent within 20 days after receipt of any such notice, the Company will use its best efforts to cause all Underlying Common Stock as to which any such Holder shall have so requested registration to be registered under the Act, all to the extent necessary to permit the sale in such offering of the Underlying Common Stock so registered on behalf of any such Holder in the same manner as the Company (or shareholder other than the Holders, as the case may be) proposes to offer its shares of Common Stock or Other Securities. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of an Applicable Registration that is a proposed underwritten offering to permit the Underlying Common Stock so requested by any Holder to be included in the registration for such offering on the same terms and conditions as the shares of Common Stock or Other Securities of the Company (or other shareholders if no shares are to be offered on behalf of the Company) included therein. Notwithstanding the foregoing, if the managing underwriter of such offering delivers a letter to the Company and the Holders requesting registration that the total number of shares of Common Stock or Other Securities which such Holders or the Company, and any other person, intend to include in such offering will in the good faith opinion of such managing underwriter materially and adversely affect the success of such offering, then the number of shares of Underlying Common Stock to be offered for the account of the Holders and the shares of Common Stock or Other Securities to be offered for the account of such other shareholder, if any, shall be reduced pro rata based upon the number of shares of Common Stock proposed to be sold by the Holders and other persons to the extent necessary to reduce the total number of shares of Common Stock or Other Securities to be included in such offering to the number of shares recommended by such managing underwriter.

       (b) Demand Registration. At any time after the first anniversary of the date of this Warrant Agreement and prior to the fifth anniversary hereof the Holders of not less than 50% of the Underlying Common Stock not theretofore registered under the Act pursuant to Section 4(a) hereof may make one demand (the "Demand Registration") for the Company to register such





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Underlying Common Stock under the Act.  The Company shall promptly give notice of the proposed Demand Registration to all Holders (other than Holders whose Underlying Common Stock was theretofore registered under the Act), and all such notified Holders shall thereafter have 20 days after the giving of such notice by the Company to notify the Company if such Holders desire to participate in the proposed Demand Registration. The Company shall thereafter promptly proceed with the registration of all Underlying Common Stock to be included in the proposed Demand Registration in accordance with the registration procedures set forth in Section 4(c) hereof; provided, however, (i) no such registration shall be deemed a Demand Registration unless and until the applicable registration statement becomes effective; (ii) the Company shall have no obligation to file a shelf registration statement under Rule 415 promulgated under the Act; and (iii) the Company may delay the filing of a requested Demand Registration for up to 90 days if, in the good faith judgment of the Company's Board of Directors after consultation with legal counsel, such delay is necessary in order to avoid interference with a pending material transaction or other corporate event to which the Company is a party or by which it is directly affected. The Warrantholders shall collectively only be entitled to one Demand Registration.

       (c) Company's Obligations in Registration. In the event you timely elect to participate in an offering by including shares of Underlying Common Stock under a registration statement pursuant to Section 4(a) above, or if you make or timely elect to participate in a Demand Registration pursuant to
Section 4(b) above, the Company shall:

              (i) notify you as to the filing of any registration statement or prospectus and of all amendments or supplements thereto filed prior to the effective date of such registration statement and of all post-effective amendments or supplements thereto;

              (ii) comply in all material respects with all applicable rules and regulations of the Commission;

              (iii)  notify you immediately, and confirm the notice in writing,
       (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Underlying Common Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter a stop order or order suspending qualification at any time, the Company will use all commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment;

              (iv) during any time when a prospectus is required to be delivered under the Act during the period required for the distribution of the Underlying Common Stock, use its best efforts to comply with all requirements imposed upon it under the Act and the rules and regulations promulgated thereunder, so far as necessary to permit the continuance of sales of or dealings in the Underlying Common Stock pursuant to a prospectus complying





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       with Section 10(a)(3) of the Act.  If at any time when a prospectus relating to the Underlying Common Stock is required to be delivered under the Act and any event shall have occurred as a result of which, in the opinion of counsel for the Company or your counsel, the prospectus relating to the Underlying Common Stock as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act and the rules and regulations of the Commission promulgated thereunder, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to you and your counsel;

              (v) use all commercially reasonable efforts, in cooperation with you, at or prior to the time the registration statement becomes effective, to register or qualify the Underlying Common Stock for offering and sale under the securities laws relating to the offering or sale of the Underlying Common Stock in such jurisdictions as you may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Common Stock; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of process for all purposes. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction;

              (vi) make generally available to its security holders as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Act and any applicable rules and regulations of the Commission thereunder covering a period of at least 12 months beginning after the effective date of the registration statement;

              (vii) use the Company's best efforts to cause the independent certified public accountants of the Company to deliver to you, and to the underwriters if the Underlying Common Stock is being sold through underwriters, letters dated the date that the registration statement becomes effective and the date the Underlying Common Stock is delivered to the underwriters for sale pursuant to such registration or, if the Underlying Common Stock is not being sold through underwriters, on the date that the registration statement becomes effective, stating that they are independent certified public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder, and that, in their opinion, the financial statements and other financial data of the Company included in the registration statement or prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act, and such other financial and accounting matters as the underwriters, if any, or you may reasonably request;

              (viii) after the effective date of such registration statement, prepare, and promptly notify you of the proposed filing of, and promptly file with the Commission, each and





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       every amendment or supplement thereto or to any prospectus forming a part thereof as may be necessary to make any statements therein not misleading in any material respect; provided, however, that no such amendment or supplement shall be filed if you shall advise the Company in writing that, in your reasonable opinion, such amendment or supplement does not comply with the Act;

              (ix) furnish to you, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as you may from time to time reasonably request in order to facilitate the public sale or other disposition of the Underlying Common Stock; and

              (x) make such representations and warranties to any underwriter of the Underlying Common Stock and to the holders thereof, and use the Company's commercially reasonable efforts to cause the Company's legal counsel to render, at the time or times of the letters referred to in subparagraph (vii) above, such opinions to such underwriters, if any, and to you, as such underwriters or you may reasonably request.

       (d) Agreements by Warrantholder. In connection with the filing of a registration statement pursuant to this Section 4, if Underlying Common Stock is being registered on your behalf under the Act, you shall:

              (i) furnish the Company all material information requested by the Company concerning yourself and your holdings of securities of the Company and the proposed method of sale or other disposition of the Underlying Common Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or part of the Underlying Common Stock and in order to ensure full compliance with the Act and the rules and regulations of the Commission promulgated thereunder;

              (ii)   if in connection with a piggyback registration pursuant to
       Section 4(a) the Company is at the time entering into an underwriting agreement covering its Common Stock, enter into an underwriting agreement in customary form with the same underwriter or underwriters who are parties to such underwriting agreement with the Company, provided that the sales of Common Stock by you and the Company thereunder are at the same price and upon the same terms and conditions; and

              (iii) cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing the shares of Underlying Common Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof.

       (e) Expenses of Registration. All expenses incurred in connection with a registration, filing or qualification pursuant to this Section 4, including, without limitation, registration, filing and qualification fees, printers' and accounting fees, and the fees and disbursements of counsel





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for the Company, shall be borne and paid by the Company, with the exception of fees and disbursements of any separate counsel to the Holders, which shall be borne by the Holders. In addition, the Holders whose shares of Underlying Common Stock are so registered shall bear and pay all underwriting discounts and selling commissions attributable to sales of such shares of Underlying Common Stock.

       (f)    Indemnification.

              (i) The Company shall indemnify and hold harmless you and any underwriter (as defined in the Act) for you, and each person, if any, who controls you or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which any of you or such underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such loss, liability, claim, damage or expense (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in (A) a registration statement covering the Underlying Common Stock, in the prospectus contained therein, or in an amendment or supplement thereto or, (B) in any application or other document or communication (in this Section 4(f) collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company and filed in any jurisdiction in order to qualify the Underlying Common Stock under the securities laws thereof or filed with the Commission, or (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be obligated to indemnify you in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in conformity with, written information duly executed and furnished by you or such underwriter or such controlling person specifically for use in any such registration statement or prospectus, or any amendment or supplement thereto, or any application, as the case may be.

              If any action is brought against a person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment of counsel (satisfactory to the indemnified person in its or his reasonable judgment) and payment of expenses. The indemnified person shall have the right to employ its or his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of the action, or unless the Company shall not have promptly employed counsel to have charge of the defense of the action or unless the





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       indemnified person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events these fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld.

              The Company's indemnity agreements contained in this Section 4(f) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person and shall survive any termination of this Warrant Agreement. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the registration statement pursuant to this Section 4(f). The omission to notify you promptly of the commencement of any action against the Company or its officers and directors based upon an alleged act or omission, which, if proven, would result in your having to indemnify the Company pursuant to Section 4(f)(ii) below, if prejudicial to your ability to defend such action, shall relieve you of any liability to indemnify the Company under Section 4(f)(ii).

              The Company further agrees that, if the indemnity provisions of the foregoing paragraphs are held to be unenforceable, you, your underwriter or any person controlling you or your underwriter ("your controlling persons") may recover contribution from the Company in an amount which, when added to contributions you or your underwriter or your controlling persons have theretofore received or concurrently receive from officers and directors of the Company or controlling persons of the Company, will reimburse you or your underwriter or your controlling persons for all losses, claims, damages or liabilities and legal or other expenses; provided, however, that if the full amount of the contribution specified in this paragraph is not permitted by law, then you, your underwriter and your controlling persons shall be entitled to contribution from the Company and its officers, directors and controlling persons to the full extent permitted by law.

              (ii) If you choose to include all or a part of the Underlying Common Stock in a public offering pursuant to Section 4(a), or if you include Underlying Common Stock in a Demand Registration pursuant to
       Section 4(b), then you agree to indemnify and hold harmless the Company and each of its directors and officers who have signed any such registration statement or amendment thereto, and (in the case of a piggyback registration pursuant to Section 4(a) hereof) any underwriter for the Company (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, to the same extent as the indemnity by the Company in this Section 4(f), but only with respect to untrue or alleged untrue statements or omissions or alleged omissions, if any, made in such registration statement, in any prospectus contained therein, or in any amendment or supplement thereto, or in any application, made or omitted in reliance upon, and in conformity with, written information duly executed and furnished





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       by you to the Company specifically for use in the registration statement, the prospectus contained therein, any amendment or supplement thereto, or any application, as the case may be. In case any action shall be brought in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the persons so indemnified shall have the rights and duties given to you, by the provisions of Section 4(f)(i).

       (g) Certain Definitions. Unless the context otherwise requires, references in this Section 4 to "you" or "your" shall mean and include a Warrantholder or a holder of Underlying Common Stock, as the case may be.

       (h) Limitations on Subsequent Registration Rights. From and after the date of this Warrant Agreement, the Company shall not, without your prior written consent, enter into any agreement with any holder or prospective holder of any securities of the Company which grants registration rights under the Act on terms and conditions more favorable than the rights granted in this Warrant Agreement unless substantially similar rights are granted to the Warrantholders. Except as listed on Schedule 4(h) to this Warrant Agreement, the Company is not a party to any currently subsisting agreement with respect to its securities granting any registration rights to any person.

       (i) Benefit of Registration Rights. The right to cause the Company to register shares of Underlying Common Stock pursuant to Sections 4(a) and (b) shall inure to the benefit of each person that is now or may hereafter become a Holder.

5.     Exercise of Warrants; Partial Exercise.

       (a) Exercise in Full. Each of the Warrants may be exercised in full by the holder thereof during the Term hereof by surrender of such Warrant, with the form of subscription at the end thereof duly executed by such Warrantholder, to the Company at its principal office at 3904 North Texas Avenue, Bryan, Texas 77803, accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in the amount obtained by multiplying the number of shares of the Underlying Common Stock represented by such Warrant or Warrants by the Purchase Price (after giving effect to any adjustments as provided in Section 7 below). If this Warrant is not exercised prior to expiration of its Term, it shall become null and void and all rights granted hereunder shall cease.

       (b) Partial Exercise. Each of the Warrants may be exercised in part by the holder thereof during the Term hereof by surrender of such Warrant, with the form of subscription at the end thereof duly executed by such Warrantholder, in the manner and at the place provided in Section 5(a) above, accompanied by payment in cash or by certified or bank cashier's check payable to the order of the Company, in the amount obtained by multiplying the number of shares of the Underlying Common Stock designated by the Warrantholder in the form of subscription attached to such Warrant by the Purchase Price (after giving effect to any adjustments as provided in Section 7 below). Upon any such partial exercise, the Company at its expense (except as set forth below) will, upon surrender of the relevant Warrant, forthwith issue and deliver to or upon





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the order of the Warrantholder stock certificates representing the Common Stock issuable upon such partial exercise and a new Warrant of like tenor, in the name of the Warrantholder thereof or such other person as the Warrantholder (upon payment by such Warrantholder of any applicable transfer or similar taxes) may request, subject to Section 3, giving the Warrantholder or such other person, as the case may be, the right to purchase that number of shares of the Underlying Common Stock (as such number may be adjusted from time to time pursuant to Section 7) equal to the number of such shares called for on the face of the Warrant so surrendered (after giving effect to any adjustment herein as provided in Section 7 below) minus the number of such shares designated by the Warrantholder in the aforementioned form of subscription.

       (c) Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Warrant, upon the request of the holder thereof, acknowledge in writing its continuing obligation to afford to such Warrantholder any rights (including without limitation any right to registration under the Act and state securities laws of the shares of the Underlying Common Stock issuable or issued upon such exercise) to which such Warrantholder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant Agreement; provided, however, that if the Warrantholder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Warrantholder any such rights.

6.     Delivery of Stock Certificates, etc., on Exercise.

       Any exercise of Warrants pursuant to Section 5 shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants with the subscription form and the check for the aggregate Purchase Price shall have been received by the Company. At such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the shares of Common Stock so purchased. As soon as practicable after the exercise of any Warrant in full or in part, and in any event within ten days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to, the purchasing Warrantholder, a certificate or certificates for the number of fully paid and nonassessable shares of the Underlying Common Stock to which such Warrantholder shall be entitled upon such exercise, plus cash in lieu of any fractional share to which such Warrantholder would otherwise be entitled in an amount determined pursuant to Section 8(h), together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 7 below or otherwise.

7.     Anti-dilution Provisions.

       The Warrants are subject to the following terms and conditions during the term thereof:

       (a) Stock Distributions, Splits and Combinations; Adjustments. In case (i) the outstanding shares of Common Stock (or Other Securities) shall be subdivided into a greater number of shares, (ii) a dividend in Common Stock (or Other Securities) shall be paid in respect of Common Stock (or Other Securities) or (iii) the outstanding shares of Common Stock (or Other

Securities) shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such subdivision or combination or at the record date of such a dividend or distribution shall simultaneously with the effectiveness of such subdivision or combination or immediately after the record date of such dividend or distribution shall be adjusted to equal the product obtained by multiplying the Purchase Price by a fraction, the numerator of which is that number of shares of Common Stock (or Other Securities) outstanding immediately prior to such combination or subdivision, or dividend or distribution record date, and the denominator of which is that number of shares of Common Stock (or Other Securities) outstanding after giving effect to such combination, subdivision, dividend or distribution. Any dividend or distribution paid or distributed on the Common Stock (or Other Securities) in stock or any other securities convertible into or exercisable for shares of Common Stock (or Other Securities) shall be treated as a dividend paid in Common Stock (or Other Securities) to the extent that shares of Common Stock (or Other Securities) are issuable upon the conversion or exercise thereof.

       Whenever the Purchase Price is adjusted as provided in the immediately preceding paragraph, the number of shares of the Underlying Common Stock purchasable upon exercise of the Warrants immediately prior to such Purchase Price adjustment shall be adjusted, effective simultaneously with such Purchase Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Underlying Common Stock by a fraction, the numerator of which is the Purchase Price in effect immediately prior to such Purchase Price adjustment and the denominator of which is the Purchase Price in effect upon such Purchase Price adjustment, which adjusted number of shares of the Underlying Common Stock shall thereupon be purchasable upon exercise of the Warrants until further adjusted as provided herein.

       (b) Reorganizations and Recapitalizations. In case the Company shall be reorganized or recapitalized by reclassifying its outstanding Common Stock (or Other Securities) into a stock with a different par value or by changing its outstanding Other Securities with par value to stock without par value, then, as a condition of such reorganization or recapitalization, as the case may be, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase, upon the terms and conditions specified herein, in lieu of the shares of Common Stock (or Other Securities) or assets theretofore purchasable upon the exercise of the Warrants, the kind and amount of shares of stock, other securities or assets receivable upon such reorganization or recapitalization by a holder of the number of shares of Common Stock (or Other Securities) which the Warrantholder might have purchased immediately prior to such recapitalization. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock (or Other Securities) shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (or Other Securities), then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall have the right to purchase and receive in lieu of the shares of the Underlying Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants, the number or amount, as the case may be, of such shares of stock, securities or assets as may be issuable or payable in respect of or in exchange for the number of shares of Underlying Common Stock purchasable and receivable upon the exercise of the Warrants had such consolidation, merger or sale not occurred; and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholders hereunder so that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of such stock or securities, or such assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder of each Warrant at the last address of such Warrantholder appearing on the books of the Company, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person (as hereinafter defined) having made such offer or with any Affiliate (as hereinafter defined) of such Person, unless prior to the consummation of such consolidation, merger or sale the Warrantholders shall have been given the right to elect to receive upon the exercise of Warrants, either the stock, securities or assets then issuable with respect to the Common Stock (or Other Securities) of the Company or the stock, securities or assets, or the equivalent issued to previous holders of the Common Stock in accordance with such offer. The term "Person" as used in this Section 7(b) shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. For the purposes of this Section 7(b), an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

       (c) Effect of Dissolution or Liquidation. In case the Company shall dissolve or liquidate all or substantially all of its assets, all rights under this Warrant Agreement and the Warrants shall terminate as of the date upon which a certificate of dissolution or liquidation shall be filed with the Secretary of State of Texas (or, if the Company theretofore shall have been merged or consolidated with a corporation incorporated under the laws of another state, the date upon which action of equivalent effect shall have been taken); provided, however, that (i) no dissolution or liquidation shall affect the rights under Section 7(b) of any Warrantholder and (ii) if the Company's Board of Directors shall propose to dissolve or liquidate the Company, each Warrantholder shall be given written notice of such proposal at the earlier of
(1) the time when the Company's shareholders are first given notice of the proposal and (2) the time when notice to the Company's shareholders is first required.

       (d) Notice of Change of Purchase Price. Whenever the Purchase Price or the kind or amount of securities or assets purchasable under the Warrants shall be adjusted pursuant to any of the provisions of this Warrant Agreement, the Company shall forthwith thereafter cause to be sent to each Warrantholder a certificate setting forth the adjustments in the Purchase Price and/or in such number of shares, securities or assets purchasable upon exercise of the Warrants and also setting forth in detail the facts requiring such adjustments, including without limitation a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock or other securities issued by it requiring such adjustment.

       (e) Notice of a Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or assets, or to receive any other right, (ii) any reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with, any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each Warrantholder a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the proposed record date therein specified.

       (f) Acceleration of Exercisability. If any of the events described in Section 7(b) or (c) hereof shall occur prior to the first anniversary of the date of this Warrant Agreement, the Warrants shall become immediately exercisable.

       8.     Further Covenants of the Company.

       (a) Impairments. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment. Without limiting the generality of the foregoing, the Company:

              (i) shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of the Underlying Common Stock from time to time issuable upon the exercise of the Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Underlying Common Stock is at all times equal to or less than the then effective Purchase Price;

              (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Other Securities) upon the exercise of the Warrants from time to time outstanding; and

              (iii) will not transfer all or substantially all of its properties and assets to any other person or entity, or consolidate with or merge into any other person or entity or permit any such person or entity to consolidate with or merge into the Company (if the Company is not the surviving corporation), unless such other person or entity shall expressly assume in writing and will be bound by all the terms of this Warrant Agreement and the Warrants.

       (b) Title to Stock. All shares of the Underlying Common Stock delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable; each holder of a Warrant shall receive good and marketable title to the Underlying Common Stock, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever by or through the Company; and the Company shall have paid all stamp, stock transfer or similar taxes, if any, in respect of the issuance thereof.

       (c) Listing on Securities Exchanges; Registration. The Company will, at its expense, list on the Nasdaq Stock Market's National Market or any other securities exchange on which the Common Stock is listed, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of, all shares of the Underlying Common Stock from time to time issuable upon the exercise of the Warrants, and the Company will so list on any securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such securities exchange by the Company.

       (d) Remedies. The Company stipulates that the remedies at law of the Warrantholders or any holder of Underlying Common Stock in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement or the Warrants are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or in the Warrants or by an injunction against a violation of any of the terms hereof or thereof or otherwise.

       (e) Exchange of Warrants. Subject to Section 3 hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such Warrantholder of any applicable transfer taxes) may direct, providing the holder the right to purchase the aggregate number of shares of the Underlying Common Stock indicated on the face or faces of the Warrant or Warrants so surrendered as being purchasable thereunder, subject to adjustment under Section 7. Any Warrant and all rights thereunder are transferable in whole or in part upon the books of the Company by the registered holder thereof subject to the provisions of Section 3, in person or by duly authorized attorney, upon surrender of such Warrant, duly endorsed, at the principal office of the Company.

       (f) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrantholder, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       (g) Reporting by the Company. The Company agrees that during the term of the Warrants it will keep current in the filing of all forms and other materials, if any, which it may be required to file pursuant to the Exchange Act and will use its best efforts to keep current in the filing of all other forms and reports required to be filed with any governmental securities regulatory authority having jurisdiction over the Company.

       (h) Fractional Shares. No fractional shares of Underlying Common Stock are to be issued upon the exercise of any Warrant, but the Company shall pay cash in lieu of any fraction of a share which would otherwise be issuable upon exercise of the Warrant in an amount equal to such fraction multiplied by the highest market price per share of Underlying Common Stock on the day of exercise, as determined by the highest sale price, regular way, or, if there shall have been no sale on such day, the average of the highest reported bid and lowest reported asked price, in each case as officially reported on the principal securities exchange on which the Underlying Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Quotation Bureau Incorporated, all as adjusted; provided, however, that if the Underlying Common Stock is not traded in such manner that the quotations referred to herein are available, the market price shall be deemed to be the fair market value of such Underlying Common Stock.

9.     Other Warrantholders.

       The Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed under Section 3 hereof, of a Warrant properly endorsed shall take such Warrant subject to the provisions of Section 3 hereof and shall represent to the Company that he is the absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; (b) each prior taker or owner waives and renounces all of his equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights represented thereby; (c) until such time as the relevant Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary; and (d) all references to the words "you" or "your" in this Warrant Agreement shall be deemed to apply with equal effect to any person to whom a Warrant has been transferred in accordance with the terms hereof, and where appropriate, to any person holding shares of the Underlying Common Stock.

10.    Miscellaneous.

       All notices, certificates and other communications from or at the request of the Company to any Warrantholder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Warrantholder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas (without reference to the conflicts of laws provisions thereof). The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto as Exhibit A and the information on outstanding registration rights in Schedule 4(h), constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.



                                   *   *   *

       IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed on this ______day of October, 1997, in Dallas, Texas, by its proper corporate officers, thereunto duly authorized.


                                           NEUTRAL POSTURE ERGONOMICS,
                                           INC.


                                           By:
                                                  -----------------------------
                                                  Rebecca E. Boenigk
                                                  Chairman of the Board and
                                                  Chief Executive Officer


The above Warrant Agreement is
confirmed this          day of
               --------
October, 1997.

HUBERMAN FINANCIAL, INC.



By:
    ------------------------------
    Isac Huberman
    President

                                                                       EXHIBIT A




NEITHER THIS WARRANT NOR THE SECURITIES WHICH MAY BE PURCHASED PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES WHICH MAY BE PURCHASED PURSUANT TO THIS WARRANT ARE BEING OFFERED AND SOLD IN RELIANCE UPON CERTAIN EXEMPTIONS AFFORDED BY SUCH ACTS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                        NEUTRAL POSTURE ERGONOMICS, INC.


                         COMMON STOCK PURCHASE WARRANT

       THIS IS TO CERTIFY THAT Huberman Financial, Inc. ("HFI") or its registered assigns, is entitled to purchase at any time or from time to time after 9:00 o'clock a.m., Dallas, Texas time, on October _____, 1998 until 5:00 o'clock p.m., Dallas, Texas time, on October _____, 2002, up to 133,400 shares of Common Stock, par value of $0.01 per share, of Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), at a purchase price per share (at the time in effect as adjusted pursuant to the Warrant Agreement referred to herein) of $_______ (the "Purchase Price"). This Warrant is issued pursuant to a Warrant Agreement, dated October ___, 1997 (the "Warrant Agreement"), between the Company and HFI, and all rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the offices of the Company.

       Transfer of this Warrant is restricted as provided in the Warrant Agreement.

       Subject to the provisions of the Securities Act of 1933, as amended, and of the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices of the Company, at 3904 North Texas Avenue, Bryan, Texas 77803, by the holder hereof in person or by his or its duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in Dallas, Texas this ____ day of October, 1997 by its proper corporate officers thereunto duly authorized.


                                           NEUTRAL POSTURE ERGONOMICS,
                                           INC.


                                           By:
                                                  -----------------------------
                                                  Rebecca E. Boenigk
                                                  Chairman of the Board and
                                                  Chief Executive Officer


ATTEST:



---------------------------------
Name:
      ---------------------------
Title:
       --------------------------

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)


To Neutral Posture Ergonomics, Inc.:

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________* shares of Common Stock of Neutral Posture Ergonomics, Inc. and herewith makes payment of $_________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.


Dated:
          -------------------------
                                                  -----------------------------
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  within Warrant)


                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------
                                                  (Address)

----------------

* Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be deliverable upon exercise.

                               FORM OF ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


       For value received, the undersigned hereby sells, assigns and transfers unto _________________________________________ the right represented by the within Warrant to purchase __________________________ shares of Common Stock of Neutral Posture Ergonomics, Inc. to which the within Warrant relates, and appoints ____________________________ Attorney to transfer such right on the books of Neutral Posture Ergonomics, Inc. with full power of substitution in the premises.

       The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.


Dated:
          -------------------------
                                                  -----------------------------
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  within Warrant)


                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------
                                                  (Address)

Signed in the presence of:



-------------------------------

                                                                   SCHEDULE 4(H)


                        OUTSTANDING REGISTRATION RIGHTS


       After the consummation of the offering of Common Stock by the Company pursuant to Form SB-1 filed with the Securities and Exchange Commission, (i) David W. Campbell will own 100,000 shares of Common Stock and options to acquire 200,000 shares of Common Stock and (ii) David W. Ebner will own 60,000 shares of Common Stock, all of which shares of Common Stock will be subject to certain registration rights pursuant to the Company's Amended and Restated 1996 Nonqualified Stock Option Plan.